Exhibit 99.1

For Immediate Release
May 22, 2014

Compuware Corporation Reports Fourth Quarter and Full Fiscal Year 2014 Results

•	Non-GAAP EPS of $0.50 per share in FY ’14, up 25 percent y/y; Q4 non-GAAP EPS of $0.10 per share

•	GAAP EPS of $0.32 per share in FY ’14, up 500 percent y/y; Q4 GAAP EPS of $0.09 per share

•	Total FY’14 revenue of $721M, flat with prior year; total Q4 revenue of $183M

•	APM y/y license and total revenue growth of 16 percent and nine percent, respectively; APM contribution margin increases 761 percent over last year

•	Mainframe contribution margin improves to 75 percent from 73 percent last year; highest maintenance renewal rate in last five years at 94 percent; total Mainframe revenue for the year was $296M

•	$162M operating cash flow in FY’14; $300M cash-on-hand including approximately $50M from Covisint

•	Eliminated $56M in Corporate and Shared Services expenses in FY’14; 25 percent higher than projection

•	Issues FY 2015 outlook; plans to triple operating income and margin from FY14 – FY16; additional shareholder value opportunities in FY15; and the potential strategic separation of APM and Mainframe businesses

DETROIT, May 22, 2014 -- Compuware Corporation (Nasdaq: CPWR), the technology performance company, today announced financial results for its fourth quarter and fiscal year ended March 31, 2014.

Non-GAAP net income for the year was $111.0 million, or $0.50 per diluted share, compared to $87.8 million, or $0.40 per diluted share in fiscal 2013. GAAP net income for the year was $71.6 million, or $0.32 per diluted share, compared to ($17.3) million, or ($0.08) per share in the year-ago period.

Non-GAAP net income for the quarter was $22.1 million, or $0.10 per diluted share, compared to $18.2 million, or $0.08 per diluted share in the year-ago period. GAAP net income for the fourth quarter was $20.3 million, or $0.09 per diluted share, compared to ($63.7) million, or ($0.30) per share in the year-ago period.

(Included in the financial tables is a reconciliation between non-GAAP and GAAP results.)

“The key takeaways from our fiscal 2014 results are that our core APM and Mainframe businesses have strengthened and are getting stronger. Also, we have made tremendous progress on our cost rationalization initiative, exceeding our expense-reduction goal by 25 percent for the year,” said Compuware CEO Bob Paul. “We are now focused on building on this momentum in fiscal 2015 by continuing to drive growth and profitability in APM while further stabilizing Mainframe; completing our comprehensive business optimization work; and delivering even greater return to shareholders through additional capital return opportunities.

Compuware Corporation Reports Fourth Quarter and Full Fiscal Year 2014 Results
May 22, 2014

I am extremely pleased with the substantial progress we continue to make in our strategic restructuring,” continued Paul. “We are now in the final stage of our transformational journey and, as a logical and final step in the process, we are exploring the feasibility of separating our APM and Mainframe operations, which we believe would allow these very distinct businesses competing in diverse market categories to build on their leadership positions and thrive as independent entities. We believe the rationale for such a separation is very compelling for everyone involved—including shareholders, customers and employees—in terms of return, value and opportunity. We will have more to report on this possibility in future periods as our due diligence progresses.”

Fiscal Year 2014 Results

During the fiscal year ended March 31, 2014:

•	Total revenues were approximately $720.8 million, down 0.4 percent from FY’13

•	Software license fees were approximately $159.2 million, flat from prior year

•	Maintenance fees were approximately $353.4 million, down approximately 2.2 percent from FY’13

•	Subscription fees were approximately $80.9 million, up approximately 1.2 percent from FY’13

•	Professional services revenues were approximately $30.2 million, down approximately 8.2 percent from F’13

•	Application services fees were approximately $97.1 million, up approximately 7.1 percent from FY’13

Fourth Quarter Fiscal Year 2014 Results

During the company’s fourth quarter:

•	Total revenues were approximately $183.4 million, down approximately 0.5 percent from Q4 last year

•	Software license fees were approximately $43.7 million, up approximately 5.8 percent from Q4 last year

•	Maintenance fees were approximately $87.7 million, down approximately 1.3 percent from Q4 last year

•	Subscription fees were approximately $19.8 million, down approximately 2.6 percent from Q4 last year

•	Services fees were approximately $7.9 million, down approximately 4.4 percent from Q4 last year

•	Application services fees were approximately $24.4 million, down approximately 5.1 percent from Q4 last year

Compuware Corporation Reports Fourth Quarter and Full Fiscal Year 2014 Results
May 22, 2014

Fiscal 2015 Expectations

The following outlook is based on our expectation of continued strength in our APM business in terms of growth and profitability, further stabilization in our Mainframe business with a sustained strong operating margin, and the completion of our cost-rationalization initiative.

For fiscal 2015, Compuware expects the following:

•	Total revenues of $720-$735M.

•	Non-GAAP earnings per share of $0.41-$0.45.

•	Cash flow from operations of $105-$110M.

Fourth Quarter Fiscal Year 2014 Highlights

During the fourth quarter, Compuware:

•	Reached an agreement with Elliott Management that included the nomination of two new members to Compuware’s Board of Directors and provided for the creation of an advisory committee to explore enhancing the company’s value and the value it delivers to shareholders.
•	Signed and completed an agreement for Marlin Equity Partners to acquire Compuware's Changepoint, Professional Services and Uniface business units.
•	Introduced three new members — Dave Hansen, Sam Inman III and Philip Lay — to the Covisint Board of Directors.
•	Announced that Ovum named Compuware an APM market leader in its "Ovum Decision Matrixs.”
•	Opened a new Center of Excellence for SAP solutions in the Partner Port (near SAP headquarters), where more than 100 SAP partners and other companies with close relationships with SAP have office space in Walldorf, Germany.
•	Announced that Covisint was chosen as an approved technology provider for the Direct Marketplace for Michigan, established by the Michigan Health Information Network Shared Services, simplifying and securing the Network's ability to share patient health information between health providers.
•	Enhanced and modernized the 2014 Compuware APM Benchmarks, allowing companies to better measure and compare the performance of their entire digital experience against industry competitors and peers across mobile, web, Last Mile and transactions.
•	Announced deep enhancements to Compuware Strobe, a key component of Compuware APM for Mainframe.
•	Released key findings from an independent global CIO survey investigating the use of the mainframe within the enterprise, including the looming skills shortage of mainframe developers and its concern for CIOs.
•	Extended the partnership between SAP company hybris software and Compuware APM to empower collaboration among developers, QA and production teams.
•	Announced that analyst firm Ptak Associates LLC penned a report discussing the benefits of new integrations between Compuware’s Mainframe Application Performance solutions and Developer Productivity solutions.
•	Expanded the Covisint healthcare platform globally to support the growing international need for secure health information exchange.
•	Announced that Covisint achieved full accreditation with the Direct Trusted Agent Accreditation Program from DirectTrust.org and the Electronic Healthcare Network Accreditation Commission.

Compuware Corporation Reports Fourth Quarter and Full Fiscal Year 2014 Results
May 22, 2014

•	Announced new innovations to the Compuware Workbench, a modern, intuitive Eclipse-based mainframe development environment.
•	Enhanced Compuware APM for Big Data to offer support and out-of-the-box dashboards that enable organizations to optimize big data projects through unmatched visibility into Hadoop, NoSQL and Cassandra deployments.
•	Introduced with Milliman, Inc., a premier global consulting and actuarial firm, the Covisint Predictive Analytics solution, designed for healthcare providers entering into value-based, capitated-revenue arrangements.
•	Announced that a global, top 10 oil company demonstrated at the Microsoft Global Energy Forum how it uses the Covisint platform to increase business agility and drastically reduce security risks
•	Released its new Data Center Real User Monitoring solution.
•	Announced that Covisint earned "top performing enterprise HIE vendor" for the "payer/insurer-centric" category by Black Book International.
•	Released an APM solution for Hadoop on Amazon Elastic MapReduce, enabling organizations to tame big data at scale and allowing customers to gain faster business value at lower cost, while furthering Compuware APM's ability to provide visibility and troubleshooting insight into big data workloads.
•	Announced that Database Trends and Applications Magazine named Compuware APM for Big Data a Trend-Setting Product in Data for 2014.
•	Enabled Hyundai Genesis owners to access vital vehicle information through Google Glass by way of the Covisint cloud engagement platform.
•	Announced the 2013 winners of its annual Best of the Web awards, honoring top performing sites across five major industries.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release and the accompanying tables the following non-GAAP information: (a) non-GAAP net income and (b) non-GAAP diluted earnings per share. Each of these financial measures excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. These non-GAAP financial measures exclude share-based compensation expense; the amortization of intangible assets; a goodwill impairment charge; restructuring charges; advisory fees associated with certain shareholder actions; the related tax impacts of these items; and the gain on divestiture, net of tax. Each of the non-GAAP adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that management and the board of directors do not consider part of core operating results when assessing the performance of the organization. We believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results and provides consistency in calculations by outside analysts reviewing our results. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as share-based compensation expense; the amortization of intangible assets; a goodwill impairment charge; restructuring charges; advisory fees associated with certain shareholder actions; the related tax impacts of these items; and the gain on divestiture, net of tax that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

Compuware Corporation Reports Fourth Quarter and Full Fiscal Year 2014 Results
May 22, 2014

The following discusses the reconciling items from our non-GAAP financial measures to the most comparable GAAP financial measures:

Share-based compensation expense. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by GAAP for equity awards to employees and directors. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted.

Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

Goodwill impairment charge. Our non-GAAP financial measures exclude an impairment charge associated with a decline in the estimated fair value of our professional services business unit. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding goodwill impairment to provide comparability and consistency with historical operating results.

Restructuring charges. Our non-GAAP financial measures exclude restructuring charges, and any subsequent changes in estimates, as they relate to our corporate restructuring and exit activities, including asset impairments resulting from a fourth quarter fiscal 2013 operational review. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding restructuring charges, in order to provide comparability and consistency with historical operating results.

Advisory fees associated with certain shareholder actions. During the third quarter of fiscal 2013, the Company received an unsolicited, nonbinding offer to purchase the outstanding shares of the Company from a shareholder. The Company has incurred costs of approximately $3 million for unplanned consultant fees to review the offer, analyze the business and review additional requests for information from other interested parties. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding such costs, in order to provide comparability and consistency with historical operating results.

Compuware Corporation Reports Fourth Quarter and Full Fiscal Year 2014 Results
May 22, 2014

Provision for income taxes on above pre-tax non-GAAP adjustments. Our non-GAAP financial measures exclude the tax impact of the above pre-tax non-GAAP adjustments. This amount is calculated using the tax rates of each country to which these pre-tax non-GAAP adjustments relate. Management excludes the non-GAAP adjustments on a net-of-tax basis in evaluating our performance. Therefore, we exclude the tax impact of these charges when presenting non-GAAP financial measures.

Gain on divestiture of business segments, net of tax. Our non-GAAP financial measures exclude the gain from the divestiture of our Changepoint, Professional Services and Uniface business segments, net of tax. This gain is included in “Income (loss) from discontinued operations, net of tax” in the statements of operations. This gain is not comparable to activity in the other periods presented. We believe it is useful in evaluation corporate performance during a particular time period to review the supplemental non-GAAP financial measures excluding the effect of this gain in order to provide comparability and consistency with historical results.

Compuware Corporation

Compuware Corporation, the technology performance company, provides software, experts and best practices to ensure technology works well and delivers value. Compuware solutions make the world’s most important technologies perform at their best for leading organizations worldwide, including 46 of the top 50 Fortune 500 companies and 12 of the top 20 most visited U.S. web sites. Learn more at: http://www.compuware.com.

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Conference Call Information

Compuware will today hold a conference call to discuss these results at 5:30 p.m. Eastern time (21:30 GMT). To join the conference call, interested parties in the United States should call 800-288-8974. For international access, the conference call number is +1-612-332-0932. No password is required.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 324275. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Senior Vice President, Marketing, Communications and Investor Relations, +1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	AS OF MARCH 31,
ASSETS
	2014	2013
CURRENT ASSETS:
Cash and cash equivalents	$300,059	$89,873
Accounts receivable, net	385,232	424,587
Deferred tax asset, net	35,871	37,618
Income taxes refundable	4,161	4,951
Prepaid expenses and other current assets	27,231	36,210
Total current assets	752,554	593,239

PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	287,013	302,492

CAPITALIZED SOFTWARE AND OTHER INTANGIBLE ASSETS, NET	98,762	116,663

ACCOUNTS RECEIVABLE	168,875	174,891
DEFERRED TAX ASSET, NET	16,514	31,754
GOODWILL	648,546	722,042
OTHER ASSETS	24,845	32,201

TOTAL ASSETS	$1,997,109	$1,973,282

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$14,251	$18,717
Accrued expenses	107,452	103,994
Income taxes payable	33,093	14,507
Deferred revenue	382,558	417,862
Total current liabilities	537,354	555,080

LONG TERM DEBT	-	18,000

DEFERRED REVENUE	302,565	310,453

ACCRUED EXPENSES	19,765	27,873

DEFERRED TAX LIABILITY, NET	36,391	63,650
Total liabilities	896,075	975,056

SHAREHOLDERS' EQUITY:
Common stock	2,193	2,132
Additional paid-in capital	828,264	713,580
Retained earnings	257,236	301,298
Accumulated other comprehensive loss	(6,915)	(18,784)
Total Compuware shareholders' equity	1,080,778	998,226
Non-controlling interest	20,256	-
Total shareholders' equity	1,101,034	998,226

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,997,109	$1,973,282

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	MARCH 31,		MARCH 31,

	2014	2013	2014	2013
REVENUES:
Software license fees	$43,666	$41,290	$159,197	$159,093
Maintenance fees	87,683	88,843	353,374	361,359
Subscription fees	19,812	20,336	80,857	79,862
Services fees	7,887	8,253	30,193	32,896
Application services fees	24,400	25,713	97,135	90,694
Total revenues	183,448	184,435	720,756	723,904

OPERATING EXPENSES:
Cost of software license fees	5,200	4,698	20,310	18,986
Cost of maintenance fees	7,488	7,562	28,387	31,621
Cost of subscription fees	7,974	8,087	32,406	30,264
Cost of services	6,661	7,534	25,662	31,777
Cost of application services	30,587	25,830	117,155	83,298
Technology development and support	21,418	23,439	86,181	95,356
Sales and marketing	58,883	58,714	216,115	220,714
Administrative and general	27,737	37,271	134,695	153,733
Restructuring costs	3,773	15,751	11,990	15,751
Total operating expenses	169,721	188,886	672,901	681,500

INCOME FROM OPERATIONS	13,727	(4,451)	47,855	42,404

OTHER INCOME, NET	(59)	(1,080)	3,288	(1,170)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	13,668	(5,531)	51,143	41,234

INCOME TAX PROVISION (BENEFIT)	5,553	(8,755)	12,944	15,917

NET INCOME (LOSS) FROM CONTINUING OPERATIONS INCLUDING NON-CONTROLLING INTEREST	8,115	3,224	38,199	25,317

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	10,867	(66,877)	29,926	(42,568)

NET INCOME INCLUDING NON-CONTROLLING INTEREST	18,982	(63,653)	68,125	(17,251)

Less: Net income (loss) attributable to the non-controlling interest in Covisint Corporation	(1,272)	-	(3,458)	-

NET INCOME ATTRIBUTABLE TO COMPUWARE CORP	$20,254	$(63,653)	$71,583	$(17,251)

Amounts attributable to Compuware common shareholders
Income from continuing operations	8,115	3,224	38,199	25,317
Loss attributable to non-controlling interest	(1,272)	-	(3,458)	-
Income from continuing operations, net of tax	9,387	3,224	41,657	25,317
Income (loss) from discontinued operations, net of tax	10,867	(66,877)	29,926	(42,568)
Net income (loss) attributable to Compuware common shareholders	$20,254	$(63,653)	$71,583	$(17,251)

Diluted earnings (loss) per share:
Continuing operations	0.04	0.01	0.19	0.12
Discontinued operations	0.05	(0.31)	0.13	(0.20)
Diluted earnings (loss) per share	$0.09	$(0.30)	$0.32	$(0.08)

Weighted-average common shares outstanding	218,417	212,516	215,952	214,627
Dilutive effect of stock awards	4,266	6,262	5,228	4,953
Total shares	222,683	218,778	221,180	219,580

COMPUWARE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	TWELVE MONTHS ENDED
	MARCH 31,
	2014	2013
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income (loss) including non-controlling interest	$68,125	$(17,251)
Adjustments to reconcile net income (loss) to cash provided by operations:
Depreciation and amortization	63,427	65,919
Goodwill impairment	-	71,840
Gain on sale of business units	(34,195)	-
Stock award compensation	40,881	31,677
Deferred income taxes	(14,112)	(8,724)
Other	(4,593)	3,520
Net change in assets and liabilities, net of effects from currency fluctuations:
Accounts receivable	10,900	50,131
Prepaid expenses and other assets	9,121	8,359
Accounts payable and accrued expenses	(9,450)	(12,611)
Deferred revenue	15,837	(78,869)
Income taxes	15,585	18,421
Net cash provided by operating activities	161,526	132,412

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchase of:
Property and equipment	(15,535)	(24,274)
Capitalized software	(23,443)	(31,797)
Proceeds from divestiture of business units	112,000	-
Other	3,418	812
Net cash provided by (used in) investing activities	76,440	(55,259)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from borrowings	51,000	142,800
Payments on borrowings	(69,000)	(169,800)
Net proceeds from exercise of stock awards including excess tax benefits	39,012	23,419
Employee contribution to common stock purchase plans	2,401	2,804
Repurchase of common stock	(9,712)	(81,741)
Dividends	(108,171)	-
IPO proceeds	68,448	-
Other	(1,412)	(714)
Net cash used in financing activities	(27,434)	(83,232)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(346)	(3,228)

NET CHANGE IN CASH AND CASH EQUIVALENTS	210,186	(9,307)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	89,873	99,180

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$300,059	$89,873

COMPUWARE CORPORATION AND SUBSIDIARIES
OPERATIONAL HIGHLIGHTS
(Dollar Amounts In Thousands)

	QUARTER
	ENDED
	MAR 31,		YR - YR
	2014	2013	% Chg
Total Product Software Revenue by Geography
North America	$84,893	$86,921	(2.3%)
International	66,268	63,548	4.3%

Deferred License Fees
Current	$15,968	$17,583	(9.2%)
Long-term	7,158	9,916	(27.8%)

Deferred Maintenance
Current	$285,535	$313,323	(8.9%)
Long-Term	274,164	272,267	0.7%

Deferred Subscription
Current	$45,131	$49,152	(8.2%)
Long-Term	9,425	7,409	27.2%

Deferred Services	$19,913	$23,492	(15.2%)

Deferred Application Services	$27,829	$35,173	(20.9%)

Other:
Total Company Headcount	3,066	4,491	(31.7%)

Total DSO (Billed)	87.7	83.8
Total DSO	171.9	159.3

Stock-based compensation expense

Cost of license fees	$-	$1	(100.0%)
Cost of maintenance fees	53	159	(66.7%)
Cost of subscription fees	26	40	(35.0%)
Cost of services	6	21	(71.4%)
Cost of application services	3,047	524	481.5%
Technology development and support	139	495	(71.9%)
Sales and marketing	2,910	2,144	35.7%
Administrative and general	1,850	3,004	(38.4%)
Restructuring costs	350	4,572	(92.3%)
Discontinued operations	(26)	54	(148.1%)

Total stock-based compensation expense before income taxes	$8,355	$11,014	(24.1%)

COMPUWARE CORPORATION AND SUBSIDIARIES
BUSINESS UNIT RESULTS OF OPERATIONS
(In Thousands)

			Covisint
			Application	Unallocated
Quarter Ended:	APM	Mainframe	Services	Expenses	Total

March 31, 2014

Software license fees	$30,345	$13,321	-	-	$43,666
Maintenance fees	26,051	61,632	-	-	87,683
Subscription fees	19,812	-	-	-	19,812
Services fees	7,729	158	-	-	7,887
Application services fees	-	-	$24,400	-	24,400
Total revenues	83,937	75,111	24,400	-	183,448

Total operating expenses	79,994	19,688	31,126	38,913	169,721

Income (loss) from operations	$3,943	$55,423	$(6,726)	$(38,913)	$13,727
Contribution margin %	4.7%	73.8%	(27.6%)		7.5%

Operating expenses include:
Stock awards compensation	$2,828	$188	$3,061	$2,304	$8,381
Amortization of purchased software	$1,613	$-	$94	$-	$1,707
Amortization of other acquired intangible assets	$1,733	$-	$77	$-	$1,810

March 31, 2013

Software license fees	$26,328	$14,962	-	-	$41,290
Maintenance fees	22,991	65,852	-	-	88,843
Subscription fees	20,336	-	-	-	20,336
Services fees	7,568	685	-	-	8,253
Application services fees	-	-	$25,713	-	25,713
Total revenues	77,223	81,499	25,713	-	184,435

Operating expenses	77,907	23,469	26,353	$61,157	188,886

Income (loss) from operations	$(684)	$58,030	$(640)	$(61,157)	$(4,451)
Contribution margin %	(0.9%)	71.2%	(2.5%)		(2.4%)

Operating expenses include:
Stock awards compensation	$1,956	$459	$524	$8,021	$10,960
Amortization of purchased software	$2,293	$-	$112	$-	$2,405
Amortization of other acquired intangible assets	$1,704	$-	$104	$-	$1,808

COMPUWARE CORPORATION AND SUBSIDIARIES
BUSINESS UNIT RESULTS OF OPERATIONS
(In Thousands)

			Covisint
			Application	Unallocated
Twelve Months Ended:	APM	Mainframe	Services	Expenses	Total

March 31, 2014

Software license fees	$116,373	$42,824	-	-	$159,197
Maintenance fees	100,243	253,131	-	-	353,374
Subscription fees	80,857	-	-	-	80,857
Services fees	29,894	299	-	-	30,193
Application services fees	-	-	$97,135	-	97,135
Total revenues	327,367	296,254	97,135	-	720,756

Total operating expenses	298,924	74,384	120,233	179,360	672,901

Income (loss) from operations	$28,443	$221,870	$(23,098)	$(179,360)	$47,855
Contribution margin %	8.7%	74.9%	(23.8%)		6.6%

Operating expenses include:
Stock awards compensation	$8,187	$597	$17,333	$14,569	$40,686
Amortization of purchased software	$8,079	$-	$376	$-	$8,455
Amortization of other acquired intangible assets	$6,861	$-	$349	$-	$7,210

March 31, 2013

Software license fees	$100,565	$58,528	-	-	$159,093
Maintenance fees	89,535	271,824	-	-	361,359
Subscription fees	79,862	-	-	-	79,862
Services fees	30,571	2,325	-	-	32,896
Application services fees	-	-	$90,694	-	90,694
Total revenues	300,533	332,677	90,694	-	723,904

Operating expenses	304,835	91,325	86,084	$199,256	681,500

Income (loss) from operations	$(4,302)	$241,352	$4,610	$(199,256)	$42,404
Contribution margin %	(1.4%)	72.5%	5.1%		5.9%

Operating expenses include:
Stock awards compensation	$5,790	$2,577	$1,629	$21,164	$31,160
Amortization of purchased software	$9,048	$-	$556	$-	$9,604
Amortization of other acquired intangible assets	$7,139	$-	$442	$-	$7,581

COMPUWARE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(In Thousands, Except Per Share Data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	MARCH 31,		MARCH 31,
	2014	2013	2014	2013

NET INCOME ATTRIBUTABLE TO COMPUWARE COPORATION	$20,254	$(63,653)	$71,583	$(17,251)
ADJUSTMENTS EXCLUDING IMPACT OF NON-CONTROLLING INTEREST
Stock compensation (excl. restructuring)	7,393	6,442	35,045	27,105
Amortization of purchased software	1,689	2,405	8,418	9,604
Amortization of acquired intangibles	1,795	1,808	7,178	7,581
Restructuring expense	4,170	16,573	13,196	16,573
Goodwill impairment	-	71,840		71,840
Advisory fees	2,658	2,651	13,096	2,797
Income tax effect of above adjustments	(6,327)	(19,887)	(27,978)	(30,420)
Gain on divestiture of business units, net of tax	(9,529)		(9,529)
Total adjustments	1,849	81,832	39,426	105,080
NON-GAAP NET INCOME	$22,103	$18,179	$111,009	$87,829

DILUTED EARNINGS PER SHARE - GAAP	$0.09	$(0.30)	$0.32	$(0.08)

RECALCULATED USING DILUTIVE SHARES	$0.09	$(0.29)	$0.32	$(0.08)
ADJUSTMENTS EXCLUDING IMPACT OF NON-CONTROLLING INTEREST
Stock compensation (excl. restructuring)	0.03	0.03	0.16	0.12
Amortization of purchased software	0.01	0.01	0.04	0.04
Amortization of acquired intangibles	0.01	0.01	0.03	0.03
Restructuring expense	0.02	0.08	0.06	0.08
Goodwill impairment	-	0.33	-	0.33
Advisory fees	0.01	0.01	0.06	0.01
Income tax effect of above adjustments	(0.03)	(0.09)	(0.13)	(0.14)
Gain on divestiture of business units, net of tax	(0.04)	0.00	(0.04)	0.00
Total adjustments	0.01	0.37	0.18	0.48
NON-GAAP NET INCOME	$0.10	$0.08	$0.50	$0.40

Diluted shares outstanding	222,683	218,778	221,180	219,580

EPS amounts may not add to the total due to rounding